1
Exhibit 32
Certification of Periodic Financial Reports

Pursuant to 18 U.S.C. Section 1350, each of the undersigned

officers of AT&T

Inc. (the “Company”) hereby certifies
that the Company’s Quarterly

Report on Form 10-Q for the three months ended June

30, 2020 (the “Report”) fully complies
with the requirements of Section 13(a) or 15(d), as applicable,

of the Securities Exchange Act of 1934 and that information
contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
Company.

August 5, 2020

August 5, 2020

By:

/s/ John T. Stankey

John T. Stankey

Chief Executive Officer

and President
By:

/s/ John J. Stephens

John J. Stephens

Senior Executive Vice

President

and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the
Report or as a separate disclosure document. This certification shall not be deemed “filed” for purposes of Section 18 of the
Securities Exchange Act of 1934 (“Exchange Act”)

or otherwise subject to liability under that section. This certification shall
not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act except to the extent this Exhibit 32 is expressly and specifically

incorporated by reference in any such filing.

A signed original of this written statement required by Section

906, or other document authenticating, acknowledging, or
otherwise adopting the signature that appears in typed

form within the electronic version of this written statement required by
Section 906, has been provided to AT&T

Inc. and will be retained by AT&T

Inc. and furnished to the Securities and
Exchange Commission or its staff upon request.